Exhibit (21)* to Report
                               on Form 10-K for Fiscal
                              Year Ended June 30, 1995
                           by Parker-Hannifin Corporation

                     The Company has the following subsidiaries:

                                Domestic Subsidiaries

Percentage
Name                                            Incorporated
Owned(1)

iPower Distribution Group Inc.                    Delaware             100
Parker de Puerto Rico, Inc.                       Delaware             100
Parker Finance Corp.                              Delaware             100(2)
Parker-Hannifin Asia Pacific Co., Ltd.            Delaware             100(3)
Parker-Hannifin International Corp.               Delaware             100
Parker Intangibles Inc.                           Delaware             100
Parker Properties Inc.                            Delaware             100
Parker Services Inc.                              Delaware             100
Travel 17325 Inc.                                 Delaware             100


                                Foreign Subsidiaries

Acadia International Insurance Limited            Ireland              100
Alenco (Holdings) Limited                         United Kingdom       100(3)
Brownsville Rubber Co., S.A. de C.V.              Mexico               100
Ermeto Productie Maatschappij B.V.                Netherlands          100(4)
Hauser Elektronik GmbH                            Germany              100(5)
Hauser Elektronik GmbH                            Switzerland          100(6)
N. V. Parker-Hannifin S.A.                        Belgium              100(7)
P-H do Brasil Comercial Ltda.                     Brazil               100(3)
PH Finance Limited                                United Kingdom       100(8)
Parker Automotive de Mexico S.A. de C.V.          Mexico               100
Parker Enzed (N.Z.) Limited                       New Zealand          100(3)
Parker Enzed (Australia) Pty. Ltd.                Australia            100(9)
Parker Enzed Equipment (Australia) Pty. Ltd.      Australia            100(9)
Parker Enzed Technologies Pty. Ltd.               Australia            100(9)
Parker Ermeto GmbH                                Austria              100(5)
Parker Fluid Connectors de Mexico S.A. de C.V.    Mexico               100
Parker Pneumatique S.A.                           France               100(10)
Parker Pradifa GmbH                               Germany              100(11)
Parker Reynosa S.A. de C.V.                       Mexico               100
Parker Seal de Baja S.A. de C.V.                  Mexico               100
Parker Seals S.p.A.                               Italy                100(12)
Parker Zenith S.A. de C.V.                        Mexico               100
Parker Hannifin (Africa) Pty.  Ltd.               South Africa         100
Parker Hannifin Argentina SAIC                    Argentina            100
Parker Hannifin A/S                               Norway               100(13)
Parker Hannifin (Australia) Pty.  Ltd.            Australia            100(3)
Parker Hannifin B.V.                              Netherlands          100(3)
Parker Hannifin (Canada) Inc.                     Canada               100(3)
Parker Hannifin Danmark A/S                       Denmark              100
Parker Hannifin de Venezuela, C.A.                Venezuela            100(3)
Parker Hannifin (Espana) SA                       Spain                100(3)
Parker Hannifin Finance B.V.                      Netherlands          100(7)
Parker Hannifin Foreign Sales Corp.               Guam                 100(3)
Parker Hannifin GmbH                              Germany              100(3)
Parker Hannifin GmbH & Co. KG                     Germany              100(14)
Parker Hannifin Hong Kong Limited                 Hong Kong            100(15)

Parker Hannifin Industria e Comercio Ltda.        Brazil               100(16)
Parker Hannifin Japan Ltd.                        Japan                100
Parker Hannifin Naarden B.V.                      Netherlands          100(7)
Parker Hannifin NMF AG                            Switzerland          100(5)
Parker Hannifin (N.Z.) Ltd.                       New Zealand          100
Parker Hannifin Oy                                Finland              100
Parker Hannifin plc                               United Kingdom       100(13)
Parker Hannifin RAK, S.A.                         France               100
Parker Hannifin S.p.A.                            Italy                100
Parker Hannifin Sp. z.o.o.                        Poland               100
Parker Hannifin S.r.o.                            Czech Republic       100(3)
Parker-Hannifin Singapore Pte.  Ltd.              Singapore            100
Parker Hannifin Sweden AB                         Sweden               100
Parker Hannifin Taiwan Ltd.                       Taiwan               100
Parker Hannifin Verwaltungs GmbH                  Germany              100(5)
Polar Seals ApS                                   Denmark              100(17)
Polyflex France S.A.                              France               100(10)
Swedab Finn-Filter Svenska AB                     Sweden               100(18)
Atlas Automation AB                               Sweden               100
Atlas Automation Svenska AB                       Sweden               100(19)
Atlas Svenska Forsaljnings AB                     Sweden               100(19)
Atlas Automation A/S                              Denmark              100(19)
Hydro-Pneumatik AB                                Sweden               100(19)


      (1)         Excludes directors' qualifying shares
      (2)         Owned 100% by Parker de Puerto Rico, Inc.
      (3)         Owned 100% by Parker-Hannifin International Corp.
      (4)         Owned 100% by Parker-Hannifin Naarden B.V.
      (5)         Owned 100% by Parker Hannifin GmbH
      (6)         Owned 100% by Parker Hannifin NMF AG
      (7)         Owned 100% by Parker Hannifin B.V.
      (8)         Owned 100% by Parker Hannifin plc
      (9)         Owned 100% by Parker-Hannifin (Australia) Pty. Ltd.
      (10)        Owned 100% by Parker Hannifin RAK S.A.
      (11) Owned 13.8% by Parker Hannifin GmbH and 86.2% by Parker-Hannifin International Corp.
      (12)        Owned 100% by Parker-Hannifin S.p.A.
      (13)        Owned 100% by Alenco (Holdings) Limited
      (14) Owned 99% by Parker Hannifin GmbH and 1% by Parker Hannifin Verwaltungs GmbH
      (15) Owned 99.99% by Parker-Hannifin Corporation and .01% by Parker-Hannifin International Corporation
      (16) Owned 37.5% by P-H do Brasil Comercial Ltda. and 62.5% by Parker-Hannifin International Corp.
      (17)        Owned 100% by Parker Hannifin Danmark A/S
      (18)        Owned 100% by Parker Hannifin Sweden AB
      (19)        Owned 100% by Atlas Automation AB


                  All of the foregoing subsidiaries are included in the Company's consolidated financial statements. In addition to the foregoing, the Company owns three inactive or name holding companies.

              *Numbered in accordance with Item 601 of Regulation S-K.